                                                                    EXHIBIT 10.1


                          PURCHASE AND SALE AGREEMENT

                                    BETWEEN

                            ENRON OIL & GAS COMPANY
                                   AS SELLER,

                        ENRON OIL & GAS MARKETING, INC.

                                      AND

                          MEDALLION PRODUCTION COMPANY
                                    AS BUYER

                                  SAWYER AREA
                              SUTTON COUNTY, TEXAS

                          PURCHASE AND SALE AGREEMENT
                               TABLE OF CONTENTS


ARTICLE 1.  PURCHASE AND SALE...............................   1
            -----------------
       1.1  The Property....................................   1
            ------------
       1.2  Exclusions......................................   3
            ------------
       1.3  Ownership of Production from the Property.......   4
            -----------------------------------------
       1.4  Designation of Affiliate........................   5
            ------------------------

ARTICLE 2.  PURCHASE PRICE..................................   5
            --------------
       2.1  Purchase Price..................................   5
            --------------
       2.2  Allocated Values................................   6
            ----------------

ARTICLE 3.  REPRESENTATIONS AND WARRANTIES..................   6
            ------------------------------
       3.1  Reciprocal Representations and Warranties.......   6
            -----------------------------------------
       3.2  BUYER's Representations and Warranties..........   7
            --------------------------------------
       3.3  SELLER's Representations and Warranties.........   8
            ---------------------------------------
       3.4  Notice..........................................  10
            ------
       3.5  Representations and Warranties Exclusive........  10
            ----------------------------------------
       3.6  Survival of Representations and Warranties......  11
            ------------------------------------------
       3.7  EOGM Knowledge..................................  11
            --------------

ARTICLE 4.  WARRANTIES......................................  11
            ----------
       4.1  Title; Encumbrances.............................  11
            -------------------
       4.2  Other Property Warranties.......................  12
            -------------------------
       4.3  Information About the Property..................  12
            ------------------------------
       4.4  Modifications...................................  13
            -------------

ARTICLE 5.  PHYSICAL INSPECTION; ENVIRONMENTAL ASSESSMENT;
            ----------------------------------------------
            CASUALTY LOSS...................................  13
            -------------
       5.1  Access to Records...............................  13
            -----------------
       5.2  Inspection......................................  13
            ----------
       5.3  Environmental Assessment and Indemnification....  14
            --------------------------------------------
       5.4  Casualty Losses.................................  17
            ---------------

ARTICLE 6.  PREFERENTIAL RIGHTS/CONSENTS; TITLE DEFECTS.....  18
            -------------------------------------------

        6.1  Preferential Rights and Consents to Assign.............  18
             ------------------------------------------
        6.2  Title Defects..........................................  19
             -------------
        6.3  Right to Terminate.....................................  24
             ------------------

ARTICLE 7.   CLOSING; FINAL SETTLEMENT..............................  25
             -------------------------
        7.1  Closing Date...........................................  25
             ------------
        7.2  Conditions to Closing..................................  26
             ---------------------
        7.3  Closing................................................  27
             -------
        7.4  Post-Closing Obligations...............................  32
             ------------------------

ARTICLE 8.   ASSUMPTION OF OBLIGATIONS..............................  33
             -------------------------
        8.1  Ownership and Operations...............................  33
             ------------------------
        8.2  Plugging and Abandonment Obligations...................  34
             ------------------------------------

ARTICLE 9.   INDEMNITIES............................................  35
             -----------
        9.1  Definition of Claims...................................  35
             --------------------
        9.2  APPLICATION OF INDEMNITIES.............................  35
             --------------------------
        9.3  BUYER's Indemnity......................................  35
             -----------------
        9.4  SELLER's Indemnity.....................................  36
             ------------------

ARTICLE 10.  TAXES AND EXPENSES.....................................  36
             ------------------
       10.1  Recording Expenses.....................................  36
             ------------------
       10.2  Ad Valorem, Real Property and Personal Property Taxes..  36
             -----------------------------------------------------
       10.3  Severance Taxes........................................  37
             ---------------
       10.4  Tax Reporting..........................................  37
             -------------
       10.5  Sales Taxes............................................  37
             -----------

ARTICLE 11.  INTERIM OPERATIONS OF THE PROPERTY.....................  37
             ----------------------------------
       11.1  Operations by SELLER AND EOGM..........................  37
             -----------------------------
       11.2  BUYER's Approval.......................................  38
             ----------------
       11.3  Marketing of Production................................  38
             -----------------------
       11.4  Saltwater Disposal Matter..............................  38
             -------------------------

ARTICLE 12.  MISCELLANEOUS..........................................  39
             -------------
       12.1  Production and Gathering Imbalances....................  39
             -----------------------------------
       12.2  Press Releases.........................................  39
             --------------
       12.3  Notices................................................  39
             -------
       12.4  Hart-Scott-Rodino Act..................................  40
             ---------------------
       12.5  Entirety of Agreement; Amendment.......................  40
             --------------------------------
       12.6  Successors and Assigns.................................  40
             ----------------------
       12.7  GOVERNING LAW..........................................  41
             -------------
       12.8  Sale of Property.......................................  41
             ----------------
       12.9  Exhibits...............................................  41
             --------

     12.10   Litigation Costs............................  41
             ----------------
     12.11   General.....................................  41
             -------
     12.12   Texas Deceptive Trade Practices Act Waiver..  42
             ------------------------------------------

EXHIBITS

     A       Leases
     B       Gas Gathering and Pipeline Systems
     C       Warranted Property
     D       Nonforeign Affidavit
     E       Assignments and Bill of Sales
     F       Transition Services Agreement
     G       Section 29 Wells
     H       Wells Qualifying for Severance Tax Exemption

SCHEDULES

     1.2.6   Reserved Overriding Royalty Interest
     1.2.7   Schedule 1.2.7 Equipment
     3.3.3   Permits
     3.3.5   Imbalances
     3.3.9   Approvals
     3.3.10  Suspense of Revenue Distribution
     3.3.13  Removed Equipment

                          PURCHASE AND SALE AGREEMENT
                          ---------------------------

     This Purchase and Sale Agreement (the "Agreement"), dated March 30, 1996, but effective as hereinafter set forth at 7:00 a.m., Central Standard Time, on January 1, 1996 (the "Effective Date"), is between ENRON OIL & GAS COMPANY, a Delaware corporation ("SELLER"), and ENRON OIL & GAS MARKETING, INC., a Delaware corporation ("EOGM") and MEDALLION PRODUCTION COMPANY, a Delaware corporation ("BUYER").

                                   RECITALS:
                                   ---------
     SELLER and EOGM own certain oil and gas properties located in Sutton County, Texas, and related contractual rights and desire to sell these properties and transfer these contractual rights.
     BUYER desires to purchase these properties and acquire these contractual rights.
     Accordingly, in consideration of the mutual promises contained in this Agreement, BUYER and SELLER agree as follows:


ARTICLE 1. PURCHASE AND SALE
           -----------------

     1.1  The Property.  Subject to the terms of this Agreement (including,
          ------------
without limitation, the exclusions provided in Section 1.2), SELLER agrees to sell and assign to BUYER and BUYER agrees to purchase and acquire from SELLER all of SELLER's right and title to, and interest in, the EOG Property (as hereinafter defined), and SELLER agrees to cause EOGM to sell and assign (and EOGM agrees to sell and assign) to BUYER or, as hereinafter provided, to an Affiliate (as hereinafter defined) of BUYER, and BUYER agrees to purchase and acquire (or to cause such Affiliate to purchase and acquire) from EOGM, all of EOGM's right and title to, and interest in, the EOGM Property (as hereinafter defined).
     The term "EOG Property" shall have the following meaning:
          1.1.1 The oil, gas and mineral leases and other interests in oil and gas described in Exhibit A attached hereto (the "Leases") and all rights and privileges appurtenant to the Leases INSOFAR AND ONLY INSOFAR AS the Leases cover and include the lands, depths and rights described in Exhibit A;

          1.1.2 All rights in any unit in which the Leases are included, to the extent that these rights arise from and are associated with the Leases, including without limitation all rights derived from any unitization, pooling, operating, communitization or other agreement or from any declaration or order of any governmental authority;

          1.1.3 All oil, gas and condensate wells (whether producing, not producing or abandoned), and water source, water injection and other injection or disposal wells located on the Leases or lands unitized or pooled with the Leases;

          1.1.4 All equipment, facilities and other personal property on the lands described or referred to in Exhibit A and used in developing or operating the Leases or producing, treating, storing, compressing, processing or transporting hydrocarbons on or from the Leases, including but not limited to the compressors and other personal property described in Exhibit A;

          1.1.5 All easements, rights-of-way, licenses, permits, servitudes and similar interests applicable to or used in operating the Leases or the personal property described above, including without limitation those described in Exhibit A, in each case to the extent they are assignable or transferable and subject to any consents to assignment or transfer to which they may be subject;

          1.1.6 All contracts and contractual rights and interests relating to the Leases and the other property described or referred to in this Section 1.1, including without limitation unit agreements, farmout agreements, farmin agreements, operating agreements, and hydrocarbon sales, purchase, gathering, transportation, treating, marketing, exchange, processing and fractionating agreements (the "Related Contracts"; such term shall also include the contracts and agreements referenced or listed in Section 1.1.8 or Exhibit B-1 attached hereto), including without limitation those Related Contracts described in Exhibit A, in each case to the extent they are assignable or transferable and subject to any consents to assignment or transfer to which they may be subject;

          1.1.7 All seismic data and interpretive geological maps owned by and in the possession of SELLER to the extent, but only to the extent, such maps and data cover the lands covered by the Leases or lands pooled with lands covered by the Leases, to the extent the same is assignable or transferable and subject to any consents to assignment or transfer to which the same may be subject;

          1.1.8 The gas gathering and pipeline systems described on Exhibit B-l attached hereto and made a part hereof together with all property, interests and rights incident or in any way relating thereto, including but not limited to gas gathering equipment, pipelines, compressors, separators, connections, rights-of-way, easements, licenses, permits, and marketing and transportation contracts and agreements (collectively, the "EOG Pipeline Property"); and

          1.1.9 Without limiting and in addition to the foregoing, all of SELLER's rights, titles and interests in and to the Leases, the lands described in the Leases and the lands described or referred to in Exhibit A, and in and to oil and gas leases, working interests, overriding royalty interests, mineral interests, royalty interests and all other interests and property of every kind and character, insofar as the same cover or relate to such lands, without limitation as to depth, and the physical property thereon or used or obtained for use in connection therewith, even though such rights, titles and interests be incorrectly or insufficiently described or referred to in, or a description thereof be omitted from, Exhibit A.

     The term "EOGM Property" shall have the following meaning:

          The gas gathering and pipeline systems described on Exhibit B-2 attached hereto and made a part hereof together with all property, interests and rights incident or in any way relating thereto, including but not limited to gas gathering equipment, pipelines, compressors, separators, connections, rights-of-way, easements, licenses, permits, and marketing and transportation contracts and agreements.

     The term "EOG Property" and "EOGM Property" are collectively referred to in this Agreement as the "Property".
          1.2  Exclusions. The Property sold and assigned under this Agreement
               ----------
does not include:

          1.2.1 Except to the extent as specifically designated as part of the Property in Exhibit A, SELLER's and EOGM's intellectual property used in developing or operating the Property, including without limitation proprietary computer software, patents, trade secrets, copyrights, names, marks and logos, all of which SELLER and EOGM will remove before or as soon as possible after Closing;

          1.2.2 Trade credits, accounts and notes receivable, and adjustments or refunds (including without limitation transportation tariff refunds, take-or-pay claims, and audit adjustments) attributable to the Property with respect to any period before the Effective Date or with respect to any production prior to the Effective Date;

          1.2.3 Radio towers, remote terminal units, computer equipment, vehicles, communication equipment, photocopy machines, or housing/office facilities located on the Leases or lands described in Exhibit A or used in connection with the Leases, except to the extent specifically designated as part of the Property in Exhibit A;

          1.2.4 Except for the seismic data and interpretative maps referred to in Section 1.1.7, Geographix reports, reserve reports and any other reports or analyses of data;

          1.2.5 All claims, causes of action, rights under contracts or applicable law, and other rights (a) relating to or arising out of the ownership or operation of the Leases and other property described in Section 1.1 prior to the Effective Date except to the extent to which BUYER has agreed to indemnify SELLER with respect to matters related to or arising out of such claims, causes of action, rights under contracts or applicable law, and other rights, or (b) relating to any liabilities and obligations retained by SELLER or for which SELLER is obligated to indemnify BUYER hereunder arising out of the ownership or operation of the Leases and other property described in Section 1.1 between the Effective Date and the Closing;

          1.2.6 That certain overriding royalty interest described on Schedule 1.2.6; and

          1.2.7 The items of equipment described on Schedule 1.2.7, but only if on or before the Closing the BUYER requests SELLER to retain ownership of such items of equipment and to remove the same from the lands included in the Property pursuant to Section 8.2 (the "Schedule 1.2.7 Equipment").

     1.3  Ownership of Production from the Property.  SELLER owns all
          -----------------------------------------
merchantable oil, gas, condensate and distillate ("Hydrocarbons") produced from the Property before the Effective Date. BUYER owns all Hydrocarbons produced from the Property on and after the Effective Date. Notwithstanding anything herein to the contrary, the parties understand and agree that, for federal and applicable state or local income tax purposes, (i) for periods ending on or before the time of the Closing, SELLER shall be considered the owner of the Property, and shall include in its applicable tax returns all items of income, gain, loss, deduction and credit in respect of the Property attributable to such periods, and (ii) for periods ending on or after the time of the Closing, BUYER shall be considered the owner of the Property, and shall include in its applicable income tax returns all items of income, gain, loss, deduction and credit in respect of the Property attributable to such periods. Each party further agrees that it shall not take any position inconsistent with the foregoing on any return filed with any taxing authority having jurisdiction.

     1.4  Designation of Affiliate.  BUYER shall have the right, by notice in
          ------------------------
writing given to SELLER at least three (3) business days prior to Closing, to designate that the EOGM Property be assigned and transferred to an Affiliate (as defined in Section 3.2.3) of BUYER at the Closing.

ARTICLE 2. PURCHASE PRICE
           --------------

     2.1  Purchase Price. BUYER shall pay SELLER $55,500,000 for the Property
          --------------
(the "Purchase Price"), subject to any adjustments to the Purchase Price made at Closing. BUYER has, upon execution of this Agreement, paid SELLER by certified check ten percent (10%) of the above-stated unadjusted Purchase Price (the "Earnest Money Deposit"), receipt of which is hereby acknowledged by SELLER. In the event the Closing occurs, the Earnest Money Deposit shall be applied upon the Purchase Price as set forth in Section 7.3.2(i). Anything in this Agreement to the contrary notwithstanding, in the event the Closing does not occur, SELLER shall be entitled to retain the Earnest Money Deposit only in the event that:
(i) this Agreement is not terminated by BUYER or SELLER as permitted by the terms of this Agreement, (ii) the conditions contained in this Agreement to which the duties and obligations of BUYER are subject as set forth in Section
7.2 shall have been fulfilled, (iii) neither SELLER nor EOGM shall have materially breached this Agreement, and (iv) BUYER materially breaches this Agreement by failing or refusing to close the sale as provided herein on the Closing Date. In the event such sale is not closed and SELLER rightfully retains the Earnest Money Deposit as hereinabove provided in this Section 2.1, the Earnest Money Deposit shall constitute liquidated damages in lieu of all other damages (and as SELLER's sole remedy in such event). The parties hereby acknowledge that the extent of damages to SELLER occasioned by such failure or refusal by BUYER would be impossible or extremely impractical to ascertain and that the amount of the Earnest Money Deposit is a fair and reasonable estimate of such damages under the circumstances. In the event the Earnest Money Deposit is neither applied upon the Purchase Price pursuant to Section 7.3.2(i) nor retained by SELLER pursuant to the foregoing provisions of this Section 2.1, SELLER shall return the Earnest Money Deposit to BUYER on or before the date on or before which BUYER is entitled to receive it pursuant to the other provisions of this Agreement or, in all other cases, on or before five days after BUYER's written demand therefor, together with interest thereon at the Interest Rate (as hereinafter defined) from the date of its payment to SELLER until the date paid to BUYER. If the sale contemplated hereby is not consummated at Closing because of a breach of SELLER's or EOGM's obligations hereunder, this Agreement shall not terminate and BUYER shall have the right of specific performance of the obligations of SELLER and EOGM hereunder by giving written notice of such election to SELLER within thirty (30) days after the scheduled Closing. If BUYER fails to notify SELLER of its election to exercise specific performance within such thirty (30) day period, this Agreement shall terminate and neither party shall have any further obligation to the other hereunder, other than liabilities hereunder arising prior to such termination and those obligations that by their terms survive termination. In the event BUYER elects to seek specific performance as provided for above and it is subsequently determined by the court in which such proceeding is filed that specific performance cannot be granted to BUYER because such remedy is unavailable to BUYER, then, in such event, BUYER shall be entitled to all other remedies available in law or in equity.

     2.2  Allocated Values.  The Purchase Price has been allocated by BUYER and
          ----------------
SELLER among certain wells and pipeline and gathering systems that are included as part of the Property. The wells and the pipeline and gathering systems described or referred to in Exhibit C are herein collectively referred to as the "Warranted Property." The portion of the Purchase Price allocated to each Warranted Property (the "Allocated Value") is set forth in Exhibit C.

ARTICLE 3. REPRESENTATIONS AND WARRANTIES
           ------------------------------
     3.1   Reciprocal Representations and Warranties.  SELLER and BUYER each
           -----------------------------------------
represent and warrant to the other that:

           3.1.1  Corporate Authority.  It is a corporation duly organized,
                  -------------------
validly existing and in good standing under the laws of the State of Delaware, is duly qualified to carry on its business in the State of Texas and has all the requisite power and authority to enter into and perform this Agreement. References to "it" or "its" in this Section 3.1, in respect of SELLER, shall be deemed to include EOGM.

           3.1.2  Requisite Approvals. It has taken all necessary actions
                  -------------------
pursuant to its Certificate of Incorporation, By-laws and other governing documents to fully authorize it to consummate the transaction contemplated by this Agreement.

          3.1.3  Validity of Obligation. This Agreement and all documents it is
                 ----------------------
to execute and deliver on or before the Closing Date have been or will be duly executed by its appropriate officials and constitute or will constitute valid and legally binding obligations, enforceable against it in accordance with the terms of this Agreement and such documents, except as such enforceability may be limited by applicable bankruptcy, insolvency, and other statutes and laws affecting the rights of creditors, and except in respect of equitable remedies.

          3.1.4  Impediments to Consummation of Agreement. Its executing,
                 ----------------------------------------
delivering and performing this Agreement does not conflict with or violate any agreement or instrument to which it (or, with respect to SELLER's representation and warranty, SELLER and EOGM) is a party, or any law, rule, regulation, ordinance, judgment, decree or order to which it is subject.

          3.1.5  Bankruptcy. There are no bankruptcy, reorganization or
                 ----------
receivership proceedings pending, being contemplated by, or to its actual knowledge, threatened against it (or, with respect to SELLER's representation and warranty, SELLER and EOGM).

          3.1.6  Broker's Fees.  It has not incurred any obligation for brokers,
                 -------------
finders or similar fees for which the other party would be liable.
     3.2  BUYER's Representations and Warranties. BUYER represents and warrants
          --------------------------------------
to SELLER that:

          3.2.1  Independent Evaluation.  BUYER is an experienced and
                 ----------------------
knowledgeable investor in the oil and gas business. BUYER has been advised by and has relied solely on its own expertise and legal, tax, reservoir engineering and other professional counsel concerning this transaction, the Property and the value thereof, as determined by BUYER's examination of SELLER's records and inspection of the Property, and the representations, warranties and covenants made by the SELLER in this Agreement.

          3.2.2   Eligibility. BUYER is eligible under all applicable laws and
                  -----------
regulations to own the Property, including without limitation the Leases.

          3.2.3  Securities Laws. BUYER is acquiring the Property for its own
                 ---------------
account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof. Notwithstanding the foregoing, it is understood and agreed that at or after the Closing BUYER may transfer the Property or any portion thereof to one or more corporations, partnerships, or other entities affiliated with BUYER through common ownership ("Affiliates") provided that (a) by such transfer the BUYER shall not be thereby effecting a "distribution" of the Property within the meaning of the Securities Act of 1933, as amended, or any applicable state securities acts, and (b) as a condition to the transfer, the Affiliate shall represent and warrant to or for the benefit of SELLER that it is acquiring the Property for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof.

     3.3  SELLER's Representations and Warranties. SELLER represents and
          ---------------------------------------
warrants to BUYER that:

          3.3.1  Compliance with Laws.  To the best of SELLER's knowledge, (a)
                 --------------------
SELLER (or with respect to any portion of the Property operated by a third party, such third party operator) and EOGM have operated the Property prior to the Effective Date in compliance with all applicable laws, rules, regulations and orders of all governmental authorities with jurisdiction over the Property, and (b) SELLER and EOGM are not in default under any permit, license or agreement relating to the operation and maintenance of the Property.

          3.3.2  Lawsuits and Claims.  There is no judgment, order, decree or
                 -------------------
award, or suit, action or administrative, arbitration or other proceeding or governmental investigation of any kind in existence or pending or, to SELLER's knowledge, threatened in writing against SELLER or EOGM which has an adverse effect on the Property or the value thereof, and SELLER and EOGM have not received or been advised in writing of any unsatisfied request for information, notice, administrative inquiry or claim (including but not limited to those from the U.S. Environmental Protection Agency or a state or local environmental agency or claims pertaining to ownership or operation of the Property after the Effective Date arising from joint interest audits) with respect to the Property.

          3.3.3  Permits.  Except as set forth in Schedule 3.3.3, SELLER and
                 -------
EOGM have all governmental permits necessary for the operation of the Property it is transferring under this Agreement and, to the best of SELLER's knowledge, is not in default under any permit, license or agreement relating to the operation and maintenance of the Property.

          3.3.4  Contracts.  To the best of SELLER's knowledge, there are no
                 ---------
material Related Contracts other than those described in Exhibit A. SELLER and EOGM have not received any written notice of termination of any material Related Contract by any party thereto.

          3.3.5  Imbalances.  Except as set forth in Schedule 3.3.5, to the best
                 ----------
of SELLER's knowledge, there are no production or gathering imbalances from the Property (provided, however, that if there are imbalances, BUYER's remedy is limited to that set forth in Section 12.1).

          3.3.6  Section 29 Matters.
                 ------------------
          (1) Production from the intervals listed on Exhibit G attached hereto and made a part hereof within the wells listed on Exhibit G (as to such intervals, collectively the "Section 29 Wells" and individually a "Section 29 Well"): (i) has been determined in accordance with Section 503 of the Natural Gas Policy Act of 1978, as amended, to be production from "a tight formation" within the meaning of and to the extent required under Section 29(c)(2) of the Internal Revenue Code of 1986, as amended (the "Code"), and
     (ii) to the extent indicated on Exhibit G, qualifies (upon sale to an unrelated person) for the tax credits available for "tight formation" gas pursuant to Section 29 of the Code ("Section 29 Tax Credits").
          (2) No production from the Section 29 Wells qualifies or has qualified for the enhanced oil recovery credit or any other credit under Section 43 of the Code, and no such credit has been claimed or taken on such production.
          (3) No portion of any drilling, equipping, seismic or other development costs of the Property was financed by any state, local or federal agency, directly or indirectly, including without limitation by way of grant, loan, expenditure or loan guaranty.
          (4) No credits referred to in Section 29(b)(4) of the Code have been claimed with respect to the Property.
          (5) Each of the Section 29 Wells is presently producing from all or part of one or more of the intervals set forth on Exhibit G for such well.

          3.3.7  Severance Tax Exemption.  Production from the intervals listed
                 -----------------------
on Exhibit H attached hereto and made a part hereof within the wells listed on Exhibit H qualifies for the exemption from Texas severance tax for high-cost gas wells pursuant to Texas Tax Code Section 201.057 (Vernon's Supp. 1996). All actions that are required to obtain and maintain such qualification have been taken.

          3.3.8  Drilling Obligations and Capital Expenditures. SELLER and EOGM
                 ---------------------------------------------
have not executed or agreed to any authority for expenditure or other document which purports to (i) require the drilling or recompletion of wells or other material development operations relating to the

Property subsequent to the Effective Date or (ii) obligate SELLER or EOGM to make other material capital expenditures relating to the Property subsequent to the Effective Date.

          3.3.9   Approvals.  SELLER and EOGM have made a thorough search of
                  ---------
their files and, to the best of SELLER's and EOGM's knowledge, the Property is not subject to any preferential right to purchase by any third person and there are no restrictions on assignability or consents, authorizations or approvals of third persons required in connection with the sale or transfer of the Property to BUYER, except as listed on Schedule 3.3.9 attached hereto and made a part hereof.

          3.3.10  Suspense of Revenue Distribution.  Except as listed on
                  --------------------------------
Schedule 3.3.10 attached hereto and made a part hereof, neither SELLER nor any third person acting on behalf of SELLER is holding in suspense any funds owing to third persons on account of production from the Leases.

          3.3.11  Tax Partnerships.  The Property is not subject to any tax
                  ----------------
partnerships.

          3.3.12  Business Segment.  The Property constitutes a separate
                  ----------------
identifiable segment of SELLER's business, the income and expenses attributable to which can be separately ascertained from SELLER's books of account or records.

          3.3.13  Equipment.  Except as set forth on Schedule 3.3.13, no
                  ---------
material items of equipment, hardware or buildings used in connection with the day-to-day operation of the Property have been removed therefrom after the Effective Date.

          3.3.14  Throughput Commitments.  As of the Effective Date and Closing,
                  ----------------------
all third party volume throughput commitments of SELLER or EOGM under that certain Gas Processing Rights Assignment and Agreement between Valero Hydrocarbons, L. P. and Enron Oil & Gas Marketing, Inc., dated November 23, 1992 pertaining to the Pipeline Property have been satisfied.

          3.3.15  EOGM.  EOGM is a wholly owned subsidiary of SELLER.
                  ----

     3.4  Notice.  SELLER and BUYER shall each give the other prompt written
          ------
notice upon becoming aware of any matter materially affecting any of its representations or warranties or those of the other party under this Article 3 or rendering any such warranty or representation untrue.

     3.5  Representations and Warranties Exclusive. All representations and
          ----------------------------------------
warranties contained in this Agreement are exclusive, and are given in lieu of all other representations and warranties, express or implied.

     3.6  Survival of Representations and Warranties.  With the exception of the
          ------------------------------------------
representations and warranties contained in Sections 3.3.6 and 3.3.7 (which shall expire at Closing but shall remain as conditions to Closing), all of the representations, warranties, and agreements of or by the parties to this Agreement shall survive the execution and delivery of the Assignment and Bill of Sale and the transfer of the Property to BUYER; provided, however, without limiting the provisions of Section 5.3, that BUYER may not bring any claim against SELLER for any breach of its representations and warranties under
Section 3.3.1 in respect of Environmental Laws (as that term is defined in Section 5.3.1) unless BUYER gives SELLER written notice of such breach within three hundred sixty five (365) days following the Closing Date, and provided further that neither party may bring any claim against the other for any other breach of its representations and warranties under this Article 3 which survive the Closing unless it gives such party written notice of the breach within two years following the Closing Date, and provided further that SELLER's liability for breach of warranties and representations made by SELLER pursuant to this Agreement shall in any event not exceed the Purchase Price as adjusted hereunder. Nothing herein shall limit the survival of the limited warranty of title contained in each Assignment and Bill of Sale to be delivered pursuant to
Section 7.3.1.

     3.7  EOGM Knowledge.  Certain of the representations and warranties made by
          --------------
SELLER in Section 3.3 are limited to SELLER's knowledge or the best of SELLER's knowledge. To the extent such warranty limitations relate to the EOGM Property, such limitations shall be deemed to refer to the knowledge of SELLER and EOGM.

ARTICLE 4. Warranties.
           ----------

     4.1  Title; Encumbrances.  IF THE CLOSING OCCURS, (i) SELLER SHALL WARRANT
          -------------------
AND DEFEND DEFENSIBLE TITLE TO THE WARRANTED PROPERTY THAT IS EOG PROPERTY AGAINST ALL PERSONS CLAIMING TITLE TO SUCH WARRANTED PROPERTY BY, THROUGH OR UNDER SELLER, BUT NOT OTHERWISE, AS PROVIDED IN THE ASSIGNMENT AND BILL OF SALE SET FORTH IN EXHIBIT E-1 TO BE DELIVERED PURSUANT TO SECTION 7.3.1, AND (ii) EOGM SHALL WARRANT AND DEFEND DEFENSIBLE TITLE TO THE WARRANTED PROPERTY THAT IS EOGM PROPERTY AGAINST ALL PERSONS CLAIMING TITLE TO SUCH WARRANTED PROPERTY BY, THROUGH OR UNDER EOGM, BUT NOT OTHERWISE, AS PROVIDED IN

THE ASSIGNMENT AND BILL OF SALE SET FORTH IN EXHIBIT E-2 TO BE DELIVERED PURSUANT TO SECTION 7.3.1

     4.2  Other Property Warranties.  EXCEPT AS PROVIDED IN SECTION 4.1, SELLER
          -------------------------
AND EOGM SELL AND TRANSFER THE PROPERTY TO BUYER WITHOUT ANY EXPRESS, STATUTORY OR IMPLIED WARRANTY OR REPRESENTATION OF ANY KIND, INCLUDING WARRANTIES RELATING TO (i) THE CONDITION OR MERCHANTABILITY OF THE PROPERTY, (ii) THE FITNESS OF THE PROPERTY FOR A PARTICULAR PURPOSE, OR (iii) TITLE TO THE PROPERTY. SUBJECT TO THE PROVISIONS OF SECTION 5.3, BUYER HAS INSPECTED, OR BEFORE CLOSING WILL HAVE INSPECTED OR BEEN GIVEN THE OPPORTUNITY TO INSPECT, THE PROPERTY AND IS SATISFIED AS TO THE PHYSICAL AND ENVIRONMENTAL CONDITION (BOTH SURFACE AND SUBSURFACE) OF THE PROPERTY AND ACCEPTS THE PROPERTY "AS IS", "WHERE IS", AND "WITH ALL FAULTS."

     4.3  Information About the Property.  EXCEPT FOR THE REPRESENTATIONS AND
          ------------------------------
WARRANTIES PROVIDED IN ARTICLE 3, SELLER AND EOGM MAKE NO WARRANTY OR REPRESENTATION, EXPRESS, STATUTORY OR IMPLIED, AS TO (i) THE ACCURACY, COMPLETENESS, OR MATERIALITY OF ANY DATA, INFORMATION OR RECORDS FURNISHED TO BUYER IN CONNECTION WITH THE PROPERTY; (ii) THE QUALITY AND QUANTITY OF HYDROCARBON RESERVES (IF ANY) ATTRIBUTABLE TO THE PROPERTY; (iii) THE ABILITY OF THE PROPERTY TO PRODUCE HYDROCARBONS, INCLUDING WITHOUT LIMITATION PRODUCTION RATES, DECLINE RATES AND RECOMPLETION OPPORTUNITIES; (iv) GAS BALANCING INFORMATION, ALLOWABLES OR OTHER REGULATORY MATTERS, (v) THE PRESENT OR FUTURE VALUE OF THE ANTICIPATED INCOME, COSTS OR PROFITS, IF ANY, TO BE DERIVED FROM THE PROPERTY, OR (vi) THE ENVIRONMENTAL CONDITION OF THE PROPERTY. ANY AND ALL DATA, INFORMATION OR OTHER RECORDS FURNISHED BY SELLER ARE PROVIDED TO BUYER AS A CONVENIENCE AND BUYER'S RELIANCE ON OR USE OF THE SAME IS AT BUYER'S SOLE RISK.

     4.4  Modifications.  The provisions of Section 4.2 and 4.3 shall not
          -------------
nullify or modify any express covenants and agreements in any other provisions of this Agreement, which covenants and agreements shall continue in full force and effect as written.

ARTICLE 5.  PHYSICAL INSPECTION; ENVIRONMENTAL ASSESSMENT; CASUALTY LOSS
            ------------------------------------------------------- ----

     5.1  Access to Records.  Except to the extent SELLER or EOGM is restricted
          -----------------
from disclosing such information by existing agreements with third parties (as of the date of execution of this Agreement, neither SELLER nor EOGM is aware of any such agreements that would restrict such disclosure), SELLER shall give BUYER and shall cause EOGM to give BUYER and BUYER's authorized representatives, at mutually agreeable times before Closing, access to all of SELLER's and EOGM's contract, land, lease, accounting, well, production and engineering records and pipeline and gathering system files (excluding any valuation or interpretive data or documentation and other assets excluded under Section 1.2) and all environmental permits and filings and supporting documentation for such filings in connection with compliance with environmental requirements, but excluding that certain internal environmental report prepared by Marilyn Fish of SELLER dated February 26, 1996 and that SELLER deems to be privileged, to the extent such data, records, files and documents are in SELLER's possession and relate to the Property (all of the foregoing, subject to the exclusions stated above, being herein collectively called "Property Records"). BUYER may photocopy the Property Records at its sole expense. BUYER shall keep (and cause its representatives to keep) confidential all information made available to BUYER in accordance with the provisions of the confidentiality agreement previously executed by BUYER, unless and until Closing occurs. The confidentiality agreement previously executed by BUYER will continue in force unless and until Closing occurs, at which time it will terminate.

     5.2  Inspection.  Before Closing, SELLER will permit and will cause EOGM to
          ----------
permit BUYER and its representatives, at their sole risk and expense, to conduct reasonable inspections of the portion of the Property operated by SELLER and/or EOGM at times approved by SELLER. SELLER shall also cooperate with BUYER in attempting to secure from any third party operators similar access to any portion of the Property operated by SELLER and/or EOGM. BUYER SHALL REPAIR ANY DAMAGE TO THE PROPERTY RESULTING FROM ITS INSPECTION AND

SHALL INDEMNIFY, DEFEND AND HOLD SELLER, EOGM AND EACH SUCH THIRD PARTY OPERATOR HARMLESS FROM AND AGAINST ANY AND ALL LOSSES, DAMAGES, OBLIGATIONS, CLAIMS, LIABILITIES, EXPENSES (INCLUDING COURT COSTS AND ATTORNEY'S FEES), OR CAUSES OF ACTION ARISING FROM BUYER INSPECTING AND OBSERVING THE PROPERTY, INCLUDING, WITHOUT LIMITATION, CLAIMS FOR PERSONAL INJURIES OR DEATH OF EMPLOYEES OF THE BUYER, ITS CONTRACTORS, AGENTS, CONSULTANTS AND REPRESENTATIVES, AND PROPERTY DAMAGES, REGARDLESS OF WHETHER SUCH CLAIMS ARE CAUSED BY THE SOLE OR CONCURRENT NEGLIGENCE OF SELLER OR EOGM OR ANY SUCH THIRD PARTY OPERATOR OR THE CONDITION OF THE PROPERTY.

     5.3  Environmental Assessment and Indemnification.
          --------------------------------------------

          5.3.1 "Adverse Environmental Conditions" means contaminations or conditions that would require in the aggregate $50,000 or more of out of pocket costs and expenses to remedy and that are not otherwise permanently authorized by permit or law, resulting from the existence or any discharge, release, disposal, production, storage, treatment, or any other activities on, in or from the Property, or the migration or transportation from other lands to the Property, prior to the Closing Date, of any wastes, pollutants, contaminants, hazardous materials or other materials or substances that are subject to regulation under any laws, rules or regulations relating to the protection of health or the environment ("Environmental Laws"), including, but not limited to, the Clean Air Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Water Pollution Control Act, the Safe Drinking Water Act, the Toxic Substance Control Act, the Hazardous and Solid Waste Amendments Act of 1984, the Superfund Amendments and Reauthorization Act of 1986, the Hazardous Materials Transportation Act, the Clean Water Act, the National Environmental Policy Act, the Endangered Species Act, the Fish and Wildlife Coordination Act, the National Historic Preservation Act and the Oil Pollution Act of 1990, as well as any state and local regulation or law governing the same, similar or related matters. The term "Adverse Environmental Conditions" shall include but not be limited to (i) any such contaminations or conditions that are temporarily authorized by permit, fee agreement or other arrangement and (ii) items of Property that have been permanently abandoned for use in the operation of the Property and that are contaminated by naturally occurring radioactive material ("NORM") in excess of limits established by the Environmental Laws.

          5.3.2 BUYER shall advise SELLER promptly of any Adverse Environmental Conditions discovered after the date hereof as a result of its investigation of the Property and the estimated costs for remediating such conditions. BUYER shall provide such information regarding such Adverse Environmental Conditions as SELLER may reasonably request. If SELLER receives timely notice from BUYER no later than two business days prior to Closing of any Adverse Environmental Conditions, (a) SELLER shall have the right (i) to agree to remedy the Adverse Environmental Conditions to BUYER's reasonable satisfaction, all at SELLER's sole cost and expense, in which case there shall be no adjustment to the Purchase Price in respect of such Adverse Environmental Conditions, or (ii) if the parties have agreed upon an adjustment to the Purchase Price in respect of such Adverse Environmental Conditions, to reduce the Purchase Price by the amount of such adjustment, in which event SELLER shall have no obligation or liability in respect of such Adverse Environmental Conditions, and (b) if the reasonable cost of remedying all of the Adverse Environmental Conditions exceeds 2% of the Purchase Price, either party shall have the right to terminate this Agreement. Each party shall notify the other of any election under the preceding sentence no later than two business days prior to Closing. In the event of an election by either party to terminate this Agreement pursuant to the foregoing provision, SELLER shall return the Earnest Money Deposit paid by BUYER pursuant to Section 2.1 within three (3) business days of receipt of such cancellation notice by the party to whom it was addressed, together with interest as provided in Section 2.1. If SELLER receives timely notice from BUYER of any Adverse Environmental Condition after Closing but on or before the 365th day following the Closing Date, SELLER shall remedy the Adverse Environmental Condition to BUYER's reasonable satisfaction, all at SELLER's sole cost and expense. SELLER shall have no liability or obligation to BUYER under this Section 5.3.2 for any Adverse Environmental Condition for which SELLER did not receive timely written notice of such condition on or before the 365th day following the Closing Date. If SELLER elects or is obligated to remedy an Adverse Environmental Condition under this Section 5.3.2, SELLER agrees that it will exercise all reasonable efforts and diligence to complete any required remediation within six (6) months, but any failure to complete such effort by such time shall not relieve SELLER of its duty to fully and completely satisfy its obligation hereunder. BUYER shall grant SELLER and its representatives such access to the Property as may be reasonably necessary provided such access does not interfere with BUYER's operations. SELLER SHALL INDEMNIFY, DEFEND AND HOLD BUYER HARMLESS FROM AND AGAINST ANY AND ALL LOSSES, DAMAGES, OBLIGATIONS, CLAIMS, LIABILITIES, EXPENSES (INCLUDING COURT COSTS AND ATTORNEY'S FEES) OR CAUSES OF ACTION ARISING FROM SELLER'S REMEDIATION ACTIVITIES UNDER THIS SECTION 5.3.2, INCLUDING, WITHOUT LIMITATION, CLAIMS FOR PERSONAL INJURIES OR DEATH OF EMPLOYEES OF SELLER, ITS CONTRACTORS, AGENTS, CONSULTANTS AND REPRESENTATIVES AND PROPERTY DAMAGES, REGARDLESS OF WHETHER SUCH CLAIMS ARE CAUSED BY THE SOLE, CONCURRENT OR GROSS NEGLIGENCE OF BUYER OR THE CONDITION OF THE PROPERTY. Notwithstanding the foregoing, if SELLER elects to remedy an Adverse Environmental Condition and the parties agree in writing on the cost of such remediation, BUYER shall have the right to remedy the Adverse Environmental Condition by giving written notice to SELLER within 10 days after the parties agree on the cost of the remediation, in which event BUYER shall have assumed SELLER's obligation to remedy the Adverse Environmental Condition, and SELLER shall reimburse BUYER for all costs and expenses incurred by BUYER in effecting such remediation, but not to exceed the agreed upon cost of such remediation.

          5.3.3 Except for any costs or expenses incurred by SELLER in discharging any remediation obligations under Section 5.3.2 or for which BUYER is entitled to reimbursement under the last sentence of Section 5.3.2, and except in respect of matters constituting a breach by SELLER of its representations and warranties under Section 3.3.1 for which BUYER has given SELLER written notice within the applicable period provided in Section 3.6, if the Closing occurs BUYER shall indemnify, defend and hold SELLER and EOGM harmless from and against any and all claims, demands, causes of action, liabilities and obligations, and all costs and expenses (including, without limitation, reasonable attorneys' fees) associated therewith, arising out of or relating to any discharge, release, disposal, production, storage, treatment or any activities on, in or from the Property, or the migration or transportation from any other lands to the Property, whether before or after the Effective Date, of materials or substances that are presently, or become in the future, subject to regulation under Environmental Laws, whether such Environmental Laws are presently existing or are hereafter enacted, INCLUDING, WITHOUT LIMITATION, ANY CLAIMS,

DEMANDS, CAUSES OF ACTION, LIABILITIES, OR OBLIGATIONS ARISING IN WHOLE OR IN PART FROM THE SOLE OR CONCURRENT NEGLIGENCE OR GROSS NEGLIGENCE OF SELLER OR EOGM.

          5.3.4 SELLER shall indemnify, defend and hold harmless BUYER from and against any and all claims, demands, causes of action, liabilities and obligations, and all costs and expenses (including, without limitation, reasonable attorneys' fees) associated therewith, arising out of or relating to any migration or transportation from the Property to any other lands or body of water, prior to the Closing Date, of materials or substances that are presently, or become in the future, subject to regulation under Environmental Laws, whether such Environmental Laws are presently existing or are hereafter enacted.

     5.4  Casualty Losses. If there is any loss resulting from destruction of
          ---------------
Property by fire or other casualty (a "Casualty Loss") before the Closing Date, SELLER shall notify BUYER promptly after SELLER learns of such event. SELLER shall have the right, but not the obligation to cure the Casualty Loss by repairing such damage or, in the case of personal property or fixtures, replacing them with equivalent items, no later than the date of Closing, all to BUYER's reasonable satisfaction. If any uncured Casualty Loss exists at Closing, the Purchase Price shall be reduced by the aggregate reduction in the value of the Property as a result of such Casualty Loss, as determined by the mutual agreement of the parties. If the parties are unable to agree on the reduction in the value of the Property as a result of such Casualty Loss, such reduction in value shall be determined by arbitration pursuant to Section 6.2.5, the Property will be conveyed to BUYER at Closing without a reduction in the Purchase Price because of the Casualty Loss, and within ten business days after the parties receive the determination of the arbitrators SELLER shall pay to BUYER, by wire transfer of immediately available funds, the amount of the reduction in value of the Property as a result of the Casualty Loss, together with interest at 9% per annum (the "Interest Rate") from (and including) the Closing Date to (but excluding) the date such payment is made. Notwithstanding the foregoing, if an uncured Casualty Loss exists at Closing, and either SELLER OR BUYER reasonably believes that the reduction in the value of the Property because of the Casualty Loss exceeds 10% of the Purchase Price, such party may terminate this Agreement by giving written notice to the other party at Closing. In the event of an election by either SELLER OR BUYER to terminate this Agreement pursuant to the foregoing provision, SELLER shall return the Earnest

Money Deposit paid by BUYER pursuant to Section 2.1 within three (3) business days of receipt of such cancellation notice by the party to whom it was addressed, together with interest as provided in Section 2.1.

ARTICLE 6. PREFERENTIAL RIGHTS/CONSENTS; TITLE DEFECTS
           -------------------------------------------

     6.1  Preferential Rights and Consents to Assign.
          ------------------------------------------

          6.1.1 If any of the Property is subject to preferential purchase rights, rights of first refusal, or similar rights (collectively "Preferential Rights"), or consents to assign, lessor's approvals or similar rights (collectively, "Consents"), SELLER shall on the date of this Agreement (i) notify the holders of the Preferential Rights and Consents that it intends to sell the Property to BUYER, (ii) in the case of a Preferential Right, notify the holder of such right that the price for the portion of the Property covered by the Preferential Right is the Allocated Value of such interest, subject to adjustment in the same manner that the Purchase Price is subject to adjustment hereunder, (iii) provide them with any other information about the sale of the Property to which they are entitled, and (iv) in the case of Consents, ask the holders of the Consents to consent to the assignment of the affected Property to BUYER. In the event it is appropriate for EOGM to give such notices or make such requests, SELLER shall cause EOGM to do the same. BUYER shall have the right of prior approval of such notices and requests. SELLER shall promptly notify BUYER whether Preferential Rights are exercised, waived or deemed waived because of the expiration of the period within which the Preferential Right may be exercised, or if any Consents are given or denied. SELLER will not be liable to BUYER if any Preferential Rights are exercised, or any Consents are denied, but the Purchase Price shall be subject to adjustment to the extent provided below.

          6.1.2 If, before Closing, (i) any Preferential Right is validly exercised or (ii) any Consent (other than consent on a Related Contract that would not materially and adversely affect the operation of the affected Property) is denied, SELLER and BUYER shall exclude the affected Property at Closing and deduct the Allocated Value of the affected Property from the Purchase Price.

          6.1.3 If SELLER is unable before Closing to obtain a Consent (other than Consents on the Related Contracts that would not materially and adversely affect the operation of the affected Property and other than a Consent referred to in Section 6.1.2) or is unable to obtain the waiver of a Preferential Right for which the period within which such Preferential Right may be exercised has not expired (other than a Preferential Right referred to in Section 6.1.2), then, unless mutually agreed, BUYER shall exclude the affected Property at Closing and deduct the Allocated Value of the affected Property from the Purchase Price. Upon receipt of such Consent, the waiver of such Preferential Right following Closing, or the expiration of the period within which the Preferential Right may be exercised (if such right is not exercised during such period), such Property will be purchased by and conveyed to BUYER for an amount equal to the Allocated Value of such Property, appropriately adjusted in a manner consistent with this Agreement, at a subsequent closing to be held within ten days following receipt by SELLER and forwarding to BUYER of such Consent or waiver, or the expiration of the period within which the Preferential Right may be exercised, as the case may be; provided, however, that in the case of a Consent, if such Consent is not obtained and provided to SELLER and BUYER within 120 days following the Closing, then the Property so affected shall be eliminated from this Agreement and shall be excluded from the assets covered hereby (unless BUYER agrees to proceed with the Closing on such Property and BUYER further agrees to indemnify SELLER and EOGM against claims arising from such sale and assignment on terms acceptable to SELLER, in which event BUYER shall be deemed to have waived any objections with respect to failing to obtain such Consent).

          6.1.4 Notwithstanding the foregoing, BUYER retains the right to waive the receipt of any Consent or waiver of any Preferential Right prior to the Closing provided that BUYER further agrees to indemnify SELLER and EOGM against claims arising from such sale and assignment on terms acceptable to SELLER, and thereupon BUYER will be deemed to have waived any objections with respect to failing to obtain such Consent or Preferential Right.

     6.2  Title Defects.
          -------------

          6.2.1 For the purposes of this Agreement, the following terms shall have the meanings given them below:
          "Defensible Title" shall mean:
          (a) with respect to a well listed on Exhibit C, such record title, as will entitle BUYER to receive a percentage of the Hydrocarbons produced and saved from such well (subject to any depth restriction noted in Exhibit A other than depth restrictions that would have the effect of excluding intervals that are open for production as of the Effective Date) after deducting all applicable Production Burdens, that is not less than the "Net Revenue Interest" shown for such well on Exhibit C throughout the productive life of such well, and will obligate BUYER to bear and pay a portion of the costs and expenses of operating the well that is no greater than the "Working Interest" shown for such well on Exhibit C throughout the productive life of such well and is free and clear of Material Title Deficiencies (as hereinafter defined); and
          (b) with respect to the EOGM Property and the EOG Pipeline Property (including but not limited to the easements and rights-of-way related thereto, and contracts and operational rights in respect thereof), such record title, as will entitle BUYER to own and operate the same free of adverse claims that would materially affect the ability of BUYER to own and operate such systems in the same manner as presently owned and operated by SELLER or EOGM, free and clear of Material Title Deficiencies.
          "Interest Increase" means, with respect to a Warranted Property, that the actual Net Revenue Interest for the Warranted Property is greater than the Net Revenue Interest for the Warranted Property shown on Exhibit C.
          "Interest Increase Amount" means the amount by which an Interest Increase increases the fair market value of a Warranted Property above its Allocated Value.
          "Material Title Deficiency" means a material deficiency in one or more of the following respects: (i) SELLER's or EOGM's title is subject to an outstanding mortgage, deed of trust, lien, encumbrance, contractual burden (other than Production Burdens that do not have the effect of reducing SELLER's or EOGM's net revenue interest below that reflected on Exhibit C), adverse claim or defect which substantially and adversely affects the value or operation of the Property in question; (ii) SELLER's or EOGM's rights and interests are subject to being reduced by virtue of the exercise by a third party of a reversionary, back-in or other similar right not reflected in Exhibit C; or (iii) SELLER or EOGM is in default under some material provision of a lease, farmout or other agreement or a right of way, easement, permit or license affecting the Property in question.

          "Net Revenue Interest" means in respect of any lease, well or unit, the interest (expressed as a percentage) in and to oil and gas produced from or allocated to such lease, well or unit after deducting all applicable Production Burdens.
          "Production Burdens" means all royalty interests, overriding royalty interests, production payments, net profits interests or other similar interests that constitute a burden on, are measured by or are payable out of the production of Hydrocarbons or the proceeds realized from the sale or other disposition thereof.
          "Title Defect" is any matter that causes the title to a Warranted Property to fail to qualify as Defensible Title. Neither the environmental condition of a Warranted Property nor any failure to obtain Consents to the transfer of Related Contracts will be considered a Title Defect.
          "Title Defect Amount" is the amount by which a Title Defect reduces the fair market value of a Warranted Property below its Allocated Value.
          "Working Interest" means, in respect of any lease, well or unit, the interest (expressed as a percentage) in such lease, well or unit before giving effect to any applicable Production Burdens, and the percentage of all costs and expenses required to be borne that are associated with the exploration, development and operation of such lease, well or unit.

          6.2.2 BUYER may review title to the Warranted Property before Closing and notify SELLER in writing of any Title Defect it discovers as soon as reasonably practicable after its discovery, but in no event less than two (2) business days before the Closing Date. BUYER will be deemed to have conclusively waived any Title Defect for which BUYER has failed to notify SELLER in writing at least two (2) business days prior to the Closing Date; provided, however, that nothing herein shall limit the survival or effectiveness of the limited warranty of title contained in the Assignments and Bills of Sale to be delivered pursuant to Section 7.3.1.

          6.2.3 If SELLER discovers an Interest Increase for any Warranted Property, SELLER may request that the Purchase Price be increased by the Interest Increase Amount attributable to such Interest Increase by giving written notice to BUYER not less than two (2) business days before the Closing Date. SELLER will be deemed to have conclusively waived any adjustment to the Purchase Price for an Interest Increase for which SELLER has failed to notify BUYER in writing at least two business days prior to the Closing Date.

          6.2.4 If BUYER properly notifies SELLER of any alleged Title Defect, or SELLER properly notifies BUYER of any alleged Interest Increase, BUYER and SELLER shall meet and use their best efforts to agree on the validity of the alleged Title Defect or Interest Increase and the corresponding Title Defect Amount or Interest Increase Amount based on the Allocated Value of such Property, and the following provisions shall apply:

          (i) If BUYER and SELLER agree that there is a Title Defect and agree to a Title Defect Amount, the affected Property will be conveyed to BUYER or its designee pursuant to Section 1.4 and the Title Defect Amount will be deducted from the Purchase Price at Closing.

          (ii) If BUYER and SELLER are unable to agree on whether a Title Defect exists or if BUYER and SELLER agree that a Title Defect exists but are unable to agree on the Title Defect Amount, SELLER must elect one of the following options: (x) to submit the determination of whether the Title Defect exists or the Title Defect Amount (as the case may be) to arbitration in accordance with the provisions of Section 6.2.5, or (y) to agree in writing (the form and substance of which shall be reasonably satisfactory to BUYER) to indemnify, defend and hold BUYER harmless from and against any Claims (as hereinafter defined) resulting from the alleged or agreed Title Defect (provided, however, that SELLER's indemnification liability in respect of such Title Defect shall in no event exceed the Allocated Value of the affected Property). If SELLER elects to arbitrate the issue of the existence of a Title Defect or the Title Defect Amount, the provisions of Section 6.2.5 shall apply, the affected Property will be conveyed at Closing to BUYER or its designee pursuant to Section 1.4 without a reduction in the Purchase Price because of the Title Defect, and if the arbitrators determine that a Title Defect or the Title Defect Amount does exist, within ten (10) business days after the parties receive the determination of the arbitrators SELLER shall pay to BUYER, by wire transfer of immediately available funds, the Title Defect Amount determined by the arbitrators, together with interest at the Interest Rate from (and including) the Closing Date to (but excluding) the date such payment is made. If SELLER elects to indemnify BUYER from loss or liability resulting from the alleged or agreed Title Defect, the affected Property will be conveyed at Closing to BUYER or its designee pursuant to
     Section 1.4 and there will be no adjustment of the Purchase Price in respect of the alleged or agreed Title Defect. Notwithstanding the foregoing, however, if the proceeds which SELLER is receiving from the sale of production from or attributable to a well referred to in Exhibit C and affected by the alleged or agreed Title Defect are less than the net revenue interest shown for such well in Exhibit C (other than as a result of an unintentional correctable accounting error), then SELLER shall not be entitled to exercise the indemnification option set forth in clause (y) of this subsection (ii).

          (iii) If BUYER and SELLER are unable to agree on whether an Interest Increase exists or on the Interest Increase Amount in respect of an Interest Increase, SELLER must submit the determination of whether the Interest Increase exist or the amount of the Interest Increase Amount (as applicable) to arbitration in accordance with the provisions of Section
     6.2.5. In such event, the provisions of Section 6.2.5 shall apply, the affected Property will be conveyed at Closing to BUYER or its designee pursuant to Section 1.4 without an increase in the Purchase Price because of the Interest Increase, and if the arbitrators determine that the Interest Increase does exist or the amount of the Interest Increase Amount (as applicable), BUYER will pay to SELLER by wire transfer of immediately available funds within ten business days after the parties receive the determination of the arbitrators the applicable Interest Increase Amount, together with interest at the Interest Rate from (and including) the Closing Date to (but excluding) the date such payment is made.

          (iv) If BUYER and SELLER agree that an Interest Increase exists and agree on the Interest Increase Amount, the affected Property will be conveyed at Closing to BUYER or its designee pursuant to Section 1.4 and the Purchase Price will be increased at Closing by an amount equal to the Interest Increase Amount for the Interest Increase.

          6.2.5 Any arbitration conducted pursuant to this Agreement shall be conducted in Dallas, Texas, in accordance with the Commercial Arbitration Rules of the American Arbitration

Association; provided, however, that the parties hereby agree to modify those rules by adoption of the following provisions of this Section, which the arbitrators shall be bound to apply. On or before the fifth day after the Closing Date, SELLER must name its choice of an arbitrator and BUYER must name its choice of an arbitrator. Within seven days thereafter, the two arbitrators so chosen shall name a third arbitrator. If any of the three arbitrators has not been named within the appointed time, then any party may apply to the American Arbitration Association for appointment of the arbitrator(s) necessary to complete the panel within ten days. SELLER shall pay the compensation and expenses of the arbitrator named by or for it, BUYER shall pay the compensation and expenses of the arbitrator named by or for it, and SELLER and BUYER shall each pay one-half of the compensation and expenses of the third arbitrator. Within five days following the date that a three-person panel is established, the three arbitrators shall meet and proceed with due dispatch to hear the parties with respect to such matters. The decision of the arbitration panel, or a majority thereof, shall be rendered in writing no later than 15 days after the arbitrators have met and heard the parties. Such decision shall be final and binding on the parties.

          6.2.6 SELLER shall have the right, but not the obligation to cure any Title Defect after the Closing Date. If SELLER cures a Title Defect to the reasonable satisfaction of BUYER within 90 days after the Closing Date, and the Purchase Price was reduced at Closing by the Title Defect Amount under Section 6.2.4(i) or SELLER has paid to BUYER the Title Defect Amount pursuant to Section 6.2.4(ii), BUYER shall pay to SELLER within ten days after the Title Defect is cured to BUYER's reasonable satisfaction, by wire transfer of immediately available funds, the Title Defect Amount in respect of such Title Defect, together with interest at the Interest Rate from (and including) the Closing Date, to (but excluding) the date such payment is made by BUYER.

     6.3  Right to Terminate. Either SELLER or BUYER shall have the right to
          -------------------
terminate this Agreement by giving written notice to terminate to the other party hereto two (2) business days prior to Closing (the "Notice Date") if the requirements of Section 6 3.1, 6.3.2 or 6.3.3 are satisfied.

     6.3.1 Either SELLER or BUYER may terminate if, on or before the Notice Date, the sum of the net downward adjustments to be made to the Purchase Price as the result of application of Section 6.1 exceeds fifteen percent (15%) of the Purchase Price.

     6.3.2 Either SELLER or BUYER may terminate if, on or before the Notice Date, the sum of (i) the aggregate Title Defect Amounts asserted by Buyer as the result of application of Section

6.2 and (ii) the reasonable cost of remedying all of the Adverse Environmental Conditions asserted by BUYER pursuant to Section 5.3 exceeds ten percent (10%) of the Purchase Price.

     6.3.3 Either SELLER or BUYER may terminate if, on or before the Notice Date, (i) either (A) BUYER reasonably and in good faith asserts a Title Defect with respect to the EOGM Property or the EOG Pipeline Property and the same remains uncured as of the Notice Date or (B) any Preferential Right is validly exercised with respect to the EOGM Property or the EOG Pipeline Property or a portion thereof, or SELLER has failed by the Notice Date to obtain a Consent necessary for the conveyance of the EOGM Property or the EOG Pipeline Property or a portion thereof or is unable to obtain the waiver of a Preferential Right with respect to the EOGM Property or the EOGM Pipeline Property for which the period within which such Preferential Right may be exercised has not expired, and (ii) the existence of such asserted Title Defects or the exercise of such Preferential Rights or the denial of such Consents would singly or collectively adversely and materially affect the ability of the BUYER to operate the Property taken as a whole.

     6.3.4 In the event of a termination pursuant to any of the preceding provisions of this Section 6.3, SELLER shall return the Earnest Money Deposit paid by BUYER pursuant to Section 2.1 within three (3) business days of receipt of such cancellation notice by the party to whom it was addressed, together with interest as provided in Section 2.1.


ARTICLE 7. CLOSING: FINAL SETTLEMENT
           -------------------------

     7.1  Closing Date.  Unless BUYER and SELLER, otherwise agree, the closing
          ------------
of this purchase and sale (the "Closing") will occur on the later to occur of April 12, 1996, or the third business day following the date when the condition to Closing referred to in Section 7.2.3 has been satisfied (the actual date on which Closing occurs being the "Closing Date"), at 10:00 a.m. local time in SELLER's offices in Houston, Texas. Provided such party is not in material default of its obligations under this Agreement, either party may terminate this Agreement by giving written notice to the other if the Closing has not occurred on or before April 30, 1996. In the event of an election by either party to terminate this Agreement pursuant to the foregoing provision, SELLER shall return the Earnest Money Deposit paid by BUYER pursuant to Section 2.1 within three (3) business days of receipt of such cancellation notice by the party to whom it was addressed, together with interest as provided in Section 2.1.

     7.2  Conditions to Closing.  BUYER or SELLER shall not be obligated to
          ---------------------
close the transaction that is the subject of this Agreement if:

          7.2.1 Any matter represented or warranted by the other party in this Agreement is not true in any material respect, or is misleading in any material respect, as of the Closing Date, or there has been a material breach by the other party of its obligations under this Agreement and such breach is not cured by the Closing Date;

          7.2.2 Any suit or other proceeding (other than a suit or proceeding initiated by such party hereto) is pending or threatened before any court or governmental agency seeking to restrain, prohibit, or declare illegal, or seeking substantial damages in connection with, the transaction that is the subject of this Agreement;

          7.2.3 Any necessary consent of the Federal Trade Commission or any other federal governmental authority relating to this Agreement has not been obtained or waived, or applicable waiting periods prescribed by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 have not elapsed or terminated; or

          7.2.4 With respect to BUYER's obligation to close, the Saltwater Disposal Agreement referred to in Section 11 4 (the terms of which agreement shall be reasonably satisfactory to BUYER) shall not have been executed by SELLER and the Sawyer Group (as defined in Section 11.4).

          7.2.5 In the case of BUYER's obligation to close, SELLER fails to deliver to BUYER an opinion dated as of the Closing Date from SELLER's general counsel or outside legal counsel, reasonably satisfactory to BUYER in form and substance to the effect that: (A) each of SELLER and EOGM is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, (B) each of SELLER and EOGM has the corporate power and authority to own the Property, to execute and deliver this Agreement, and to consummate the transactions contemplated hereby, (C) all corporate acts and other proceedings required to be taken by or on the part of SELLER and EOGM to execute and deliver this Agreement and to consummate the transactions and contemplated hereby have been duly and validly taken, and (D) SELLER and EOGM have duly executed and delivered this Agreement, which is a legal, valid, and binding agreement of SELLER and EOGM, enforceable against SELLER and EOGM in accordance with its terms, subject however to bankruptcy, insolvency, moratorium, reorganization, and other laws and court decisions affecting creditor's rights generally and to general equitable principles (whether considered in a proceeding in equity or otherwise) and to other customary qualifications. Such counsel may rely on the opinions of other legal counsel to the extent necessary for such opinion.

          7.2.6 In the case of the SELLER's obligation to close, BUYER fails to deliver to SELLER an opinion dated as of the Closing Date from BUYER's general counsel or outside legal counsel, reasonably satisfactory to BUYER in form and substance to the effect that: (A) BUYER is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, (B) BUYER has the corporate power and authority to own the Property, to execute and deliver this Agreement, and to consummate the transactions contemplated hereby, (C) all corporate acts and other proceedings required to be taken by or on the part of BUYER to execute and deliver this Agreement and to consummate the transactions contemplated hereby have been duly and validly taken, and (D) BUYER has duly executed and delivered this Agreement, which is a legal, valid, and binding agreement of BUYER, enforceable against BUYER in accordance with its terms, subject however to bankruptcy, insolvency, moratorium, reorganization, and other laws and court decisions affecting creditor's rights generally and to general equitable principles (whether considered in a proceeding in equity or otherwise and to other customary qualifications. Such counsel may rely on the opinions of other legal counsel to the extent necessary for such opinion.

     7.3 Closing.   SELLER and BUYER have the following obligations at Closing:
         -------

         7.3.1 SELLER's Obligations.  At Closing, SELLER shall deliver to BUYER:
               --------------------
                    (i) A duly executed Nonforeign Affidavit in the form of
               Exhibit D;
                    (ii) An Assignment and Bill of Sale (in sufficient
               counterparts for recording) executed and acknowledged by SELLER covering the EOG Property in the form of Exhibit E-1, and an Assignment and Bill of Sale (in sufficient counterparts for recording) executed and acknowledged by EOGM covering the EOGM Property in the form of Exhibit E-2 (collectively the "Assignments and Bills of Sale");
                    (iii) A duly executed Transition Services Agreement covering the Property in the form of Exhibit F (the "Transition Services Agreement"); and

                    (iv) Any other appropriate instruments necessary to effect or support the transaction contemplated in this Agreement, including, without limitation, any lease assignment forms or other forms or filings required by federal or state agencies to transfer ownership or operation of the Property; and
                    (v) Letters in lieu of transfer orders, executed by SELLER and BUYER, in form and substance satisfactory to BUYER, directing all purchasers of production to make payment of proceeds attributable to production from the Property after the Effective Date to BUYER;
                    (vi) Letters to third party pipeline operators, executed by
               SELLER or EOGM in form and substance reasonably satisfactory to BUYER, notifying such operators that BUYER (or if applicable, its Affiliate) shall operate all pipeline meters included in the Property which are currently being operated by SELLER or EOGM; and

                    (vii) A Certificate, dated as of the Closing Date, executed by a duly authorized officer of SELLER, to the effect that to the best of such officer's knowledge, the representations and warranties of SELLER contained in this Agreement are true at and as of the Closing as if such representations and warranties were made at and as of the Closing, and that SELLER has performed and satisfied all agreements required by this Agreement to be performed and satisfied by SELLER at or prior to the Closing.

        7.3.2  BUYER's Obligations.  At Closing, BUYER shall:
               --------------------
                    (i) Pay SELLER the Purchase Price, as adjusted under 7.3.3 and any other provisions of this Agreement (less the amount of the Earnest Money Deposit plus interest thereon from the date of its payment to SELLER until the Closing Date), by wire transfer of immediately available funds into an account designated by SELLER according to SELLER's instructions;

                    (ii) Furnish evidence that BUYER has obtained all required operating and plugging bonds and will be accepted by the State of Texas, if BUYER becomes operator, including two fully executed change of operator notices prepared by SELLER and executed by BUYER and SELLER, one of which SELLER may file with the appropriate regulatory authorities if BUYER fails to make the required filing;

                    (iii) Execute any ratification and joinder instruments required to transfer SELLER's rights, obligations and interests in the Related Contracts and other Property. (SELLER shall notify BUYER as and when SELLER identifies any Related Contracts and other Property that are subject to such requirements);
                    (iv) Execute any applications necessary to transfer
               regulatory permits to which the Property is subject, and which SELLER and EOGM have agreed to transfer under this Agreement;
                    (v) Execute, acknowledge and deliver to SELLER the
               Assignments and Bills of Sale and the Transition Services Agreement; and
                    (vi) Deliver to SELLER a Certificate, dated as of the
               Closing Date, executed by a duly authorized officer of BUYER, to the effect that to the best of such officer's knowledge, the representations and warranties of BUYER contained in this Agreement are true at and as of the Closing as if such representations and warranties were made at and as of the Closing, and that BUYER has performed and satisfied all agreements required by this Agreement to be performed and satisfied by BUYER at or prior to the Closing.

        7.3.3  Purchase Price Adjustment.
               -------------------------
               7.3.3.1 The Purchase Price shall be adjusted upward by the following:
               (i) The amount of (1) all overhead charges and administrative expenses paid by SELLER and EOGM (disregarding for purposes of this Section
     7.3.3.1 any payments between SELLER and EOGM) to third parties under the terms of applicable joint operating agreements, (2) all actual direct operating expenses paid by SELLER, and (3) all actual direct capital expenditures paid by SELLER; but only to the extent that the expenses and expenditures described in clauses (1), (2) and (3) above arise from, or are otherwise properly allocable to, the ownership or operation of the Property after the Effective Date, and do not result from or relate to remediation of Adverse Environmental Conditions, curing of Title Defects or a breach by SELLER of its obligations under Section 11.1; and
               (ii) An amount equal to all upward adjustments to the Purchase Price provided in Sections 6.1, 6.2 and 12 1.

               7.3.3.2 The Purchase Price shall be adjusted downward by the following:
               (i) The gross proceeds, net of production taxes paid with respect thereto, actually received by SELLER and EOGM (disregarding for purposes of this Section 7.3.3.2 any payments between SELLER and EOGM), whether before or after Closing, that are attributable to the ownership or operation of the Property from and after the Effective Date (excluding any proceeds from the sale of the Hydrocarbons in storage on the Effective Date, and excluding any overhead and administrative payments to SELLER as operator under the terms of applicable joint operating agreements) (the amount of proceeds received by SELLER shall be determined on the basis of applicable sales and marketing agreements and not on the basis of swap or other hedging agreements, which swap or hedging agreements shall be solely for the account of SELLER); and
               (ii) An amount equal to all downward adjustments to the Purchase Price provided in Sections 5.3, 5.4, 6.1, 6.2 and 12.1; and
               (iii) The amount determined by multiplying $0.52 times the SELLER's net revenue interest share of the MMBTUs of gas produced and sold by SELLER from the designated intervals of each Section 29 Well set forth on Exhibit G from the Effective Date to the Closing Date times the percentage set forth on Exhibit G opposite the name of such well and intervals;
               (iv) An amount equal to the sum of the suspense items reflected on Schedule 3.3.10; and
               (v) An amount equal to one-half of the filing fee paid by BUYER in connection with its filings under the Hart-Scott-Rodino Act with respect to the transactions contemplated by this Agreement as described in Section 12.4.

          7.3.3.3 At least five (5) days prior to the Closing Date, SELLER shall estimate the amount of the Purchase Price adjustment under Sections
7.3.3.1 and 7.3.3.2 in good faith and in a bona fide manner and deliver to BUYER a certificate of the Chief Financial Officer of SELLER setting forth in reasonable detail the calculation thereof. The Purchase Price shall be adjusted as set forth in such certificate, and the resulting amount shall be the initially adjusted Purchase Price.

          7.3.3.4 As soon as reasonably practicable, and in any event within 120 days following the Closing Date, SELLER shall deliver to BUYER a statement of the actual Purchase Price adjustment under Sections 7.3.3.1 and 7.3.3.2 (specifying whether the Purchase Price is to be increased or decreased by such amount), which shall be certified by the Chief Financial Officer of SELLER (the "Purchase Price Adjustment Certificate"), and all supporting documentation. Within 30 days after delivery of the Purchase Price Adjustment Certificate, BUYER shall notify SELLER whether BUYER agrees or disagrees with the determination of the Purchase Price adjustment set forth in the Purchase Price Adjustment Certificate. If BUYER disagrees with such determination, representatives of BUYER and SELLER shall meet and endeavor to resolve their differences regarding the determination of the Purchase Price adjustment as soon as reasonably possible. If the representatives of BUYER and SELLER are unable to agree upon such determination of the Purchase Price adjustment within 20 business days, the independent accounting firm of Ernst & Young shall audit the Purchase Price Adjustment Certificate and determine the Purchase Price adjustment as soon as reasonably possible. The decision of such independent accounting firm shall be binding on SELLER and BUYER, and the fees and expenses of such independent accounting firm shall be borne one-half by SELLER and one-half by BUYER. If the Purchase Price adjustment as finally determined pursuant to this Section 7.3.3.4 is a smaller upward adjustment or a larger downward adjustment than that estimated pursuant to Section 7.3.3.3, SELLER shall pay to BUYER the amount of such excess, plus interest thereon at the Interest Rate from (and including) the Closing Date to (but excluding) the date of payment. If the Purchase Price Adjustment Amount as finally determined pursuant to this Section
7.3.3.4 is a larger upward adjustment or a smaller downward adjustment than that estimated pursuant to Section 7.3.3.3, BUYER shall pay to SELLER the amount of such deficiency, plus interest thereon at the Interest Rate from (and including) the Closing Date to (but excluding) the date of payment. Any payment contemplated by this Section 7.3.3.4 shall be made by wire transfer in federal or other immediately available funds on or before the fifth business day following the final determination of the amount thereof.

          7.3.4  Strapping and Gauging.  On the Effective Date, the volume of
                 ---------------------
liquid Hydrocarbons produced from the Property and in storage above the pipeline connection was 3,357 barrels, which remained the property of SELLER.

          7.3.5  Document Preparation.  Unless SELLER and BUYER otherwise agree,
                 --------------------
SELLER will prepare any Closing documents to be executed and delivered under Sections 7.3.1 and 7 3.2 at Closing and will furnish copies of the same to BUYER at least two days before the Closing, except as provided elsewhere in this Agreement for an earlier date.

     7.4. Post-Closing Obligations.  SELLER and BUYER have the following post-
          ------------------------
closing obligations:

          7.4.1  Property Records.  Within five (5) days after Closing, SELLER
                 ----------------
shall deliver to BUYER the originals (if in SELLER's possession) of the Property Records at a location designated by BUYER.

          7.4.2  Recording and Filing. BUYER, within thirty (30) days after
                 --------------------
Closing, shall (i) file for record each Assignment and Bill of Sale and all other instruments that must be recorded to effectuate the transfer of the Property; and (ii) file for approval with the applicable government agencies all state and federal transfer and assignment documents for the Property. BUYER shall provide SELLER a recorded copy of each Assignment and Bill of Sale and other recorded instruments, and approved copies of the state and federal transfer and assignment documents as soon as they are available. If BUYER fails, within thirty (30) days after Closing, to file for record the Assignments and Bills of Sale and all other instruments that must be recorded to effectuate the transfer of the Property, and file for approval with the applicable government agencies all state and federal transfer and assignment documents for the Property, SELLER, in addition to any other rights available to it, shall have the right to specific performance of BUYER's obligations under this Section.

          7.4.3  Audit Rights.  For a period of two (2) years following the
                 ------------
Closing Date, any party hereto may at its expense audit the other party's accounting for any item adjusted between them at Closing or in any pre-Closing or post-Closing statement, billing, invoice or accounting made on the Property.

          7.4.4  Further Assurances.  BUYER and SELLER agree (and SELLER agrees
                 ------------------
to cause EOGM) to execute and deliver from time to time such further instruments and do such other acts as may be reasonably necessary to effectuate the purposes of this Agreement.

          7.4.5  SEC Verification.  If and to the extent necessary for BUYER to
                 ----------------
comply with Regulation S-X of the Securities and Exchange Commission, SELLER shall make available to BUYER, without warranty or representation, such records as SELLER and EOGM may have relating to revenues and operating expenses, property detail, standardized measure data and reserve information, maintained in connection with the Property for a period not exceeding three years prior to the Effective Date.

ARTICLE 8. ASSUMPTION OF OBLIGATIONS
           -------------------------

     8.1  Ownership and Operations.  If the Closing occurs, and in addition to
          ------------------------
the liabilities and obligations for which BUYER indemnifies SELLER and EOGM or which BUYER assumes in this Agreement, BUYER shall assume and perform the following rights, duties, obligations and liabilities of ownership and operation of the Property on and after the Effective Date: (i) all of SELLER's and EOGM's express and implied obligations and covenants under the terms of the Leases and the Related Contracts described in Exhibit A and Exhibit B; and all other orders and contracts to which the Property is subject and of which BUYER has actual or constructive notice; (ii) responsibility for all royalties, overriding royalties, production payments, net profits obligations, rentals and shut-in payments and other burdens or encumbrances to which the Property is subject and of which BUYER has actual or constructive notice; (iii) responsibility for compliance with all applicable laws, ordinances, rules and regulations pertaining to the Property, and the procurement and maintenance of all permits required by public authorities in connection with the Property; (iv) responsibility for all liabilities of SELLER for net proceeds from production attributable to the Property as currently held in suspense because of lack of identity or address of owners, title questions, change of ownership, or similar questions, to the extent such net proceeds are transferred and delivered to BUYER at the Closing (or a downward adjustment of the Purchase Price is made in respect thereof pursuant to Section 7.3.3.2); and (v) all other obligations assumed by BUYER under this Agreement; provided, however, that, except to the extent provided in Sections 5.2 and 5.3, BUYER does not assume any liabilities and obligations to third parties for loss or damage to property or injury to or death of persons arising from the operation of the Property during the period from the Effective Date to the Closing. SELLER and EOGM shall remain responsible for all costs, expenses and liabilities incurred by SELLER or EOGM in connection with the ownership or operation of the Property before the Effective Date and for all liabilities and obligations to third parties for loss or damage to property or injury to or death of persons arising from the operation of the Property during the period from the Effective Date to the Closing (except, in each case, for those costs, expenses, liabilities and obligations for which BUYER indemnifies SELLER or EOGM or which BUYER assumes under the provisions of this Agreement).

     8.2  Plugging and Abandonment Obligations.  From and after the Closing
          ------------------------------------
Date, BUYER assumes full responsibility and liability for the following obligations related to the Property (the "Plugging and Abandonment Obligations"): (i) plugging, replugging and abandoning all wells on the Property (except wells previously permanently plugged and abandoned by SELLER); (ii) removing and disposing of all structures and equipment comprising part of the Property; (iii) the necessary and proper capping and burying of all associated flow lines comprising part of the Property; (iv) restoring the leasehold premises of the Property, both surface and subsurface, to the condition they were in before commencement of oil and gas operations, as may be required by applicable laws, regulation or contract; and (v) any necessary disposal of Property contaminated by NORM other than items of Property that both (a) have been permanently abandoned for use in the operation of the Property as of the Closing and are not subsequently so used and (b) are contaminated by NORM in excess of the limits established by the Environmental Laws. SELLER agrees at its cost after the Closing to remove from the lands covered by the Property all of the Schedule 1.2.7 Equipment that BUYER, on or before the Closing, requests in writing SELLER to remove. SELLER shall retain full ownership of and responsibility for all such equipment that BUYER requests SELLER to remove. BUYER's obligations under this Section 8.2 include without limitation obligations arising from contractual requirements and demands made by authorized regulatory bodies or parties claiming a vested interest in the Property. With respect to any non-operating interests in the Property being transferred to BUYER under this Agreement, BUYER shall assume full responsibility and liability, from and after the Closing Date, for that portion of the Plugging and Abandonment Obligations for which nonoperators are responsible.

ARTICLE 9. INDEMNITIES
           -----------

     9.1  Definition of Claims.  As used in this Agreement, the term "Claims"
          --------------------
means any and all losses, liabilities, damages, obligations, expenses, fines, demands, suits, penalties, costs, claims, causes of action and judgments for (i) breaches of contract; (ii) loss or damage to property, injury to or death of persons, and other tortious injury; and (iii) violations of applicable laws, rules, regulations, orders, or any other legal right or duty actionable at law or equity. The term "Claims" also includes attorneys fees and court costs resulting from the defense of any claim or cause of action within the scope of the indemnities in this Agreement.

     9.2  APPLICATION OF INDEMNITIES.  UNLESS THIS AGREEMENT EXPRESSLY PROVIDES
          --------------------------
TO THE CONTRARY, THE INDEMNITIES SET FORTH IN THIS AGREEMENT APPLY REGARDLESS OF
WHETHER: (I) AN INDEMNIFIED CLAIM ARISES OUT OF OR RESULTS FROM THE INDEMNIFIED PARTY'S (OR ITS EMPLOYEES', AGENTS', CONTRACTORS', SUCCESSORS' OR ASSIGNS') SOLE OR CONCURRENT NEGLIGENCE, (II) THE INDEMNIFIED PARTY (OR ITS EMPLOYEES, AGENTS, CONTRACTORS, SUCCESSORS OR ASSIGNS) IS DEEMED TO BE STRICTLY LIABLE, IN WHOLE OR PART, FOR AN INDEMNIFIED CLAIM; OR (III) ANY PART OF AN INDEMNIFIED CLAIM IS THE RESULT OF THE IMPOSITION OF PUNITIVE DAMAGES. ALL INDEMNITIES SET FORTH IN THIS AGREEMENT EXTEND TO THE OFFICERS, DIRECTORS, EMPLOYEES AND AFFILIATES OF THE PARTY INDEMNIFIED, AND COVER THE ACTS AND OMISSIONS OF THE OFFICERS, DIRECTORS, EMPLOYEES, CONTRACTORS, SUCCESSORS AND ASSIGNS OF THE INDEMNIFYING PARTY.

     9.3  BUYER's Indemnity.  Except as provided below in this Section 9.3,
          -----------------
BUYER shall indemnify, defend and hold SELLER and EOGM harmless from and against any and all Claims caused by, resulting from or incidental to (a) the ownership or operation of the Property on and after the Effective Date, or (b) the obligations assumed by BUYER under the other provisions of this Agreement. The foregoing indemnity shall not apply to third party Claims for loss or damage to property or injury to or death of persons arising out of the operation of the Property during the period from the Effective Date to the Closing. Moreover, the foregoing indemnity shall not apply to any Claims covered by the provisions of
Section 5.3.

     9.4  SELLER's Indemnity. Except as provided below in this Section 9.4,
          -------------------
SELLER shall indemnify, defend and hold BUYER harmless from and against (a) any and all Claims caused by, resulting from or incidental to SELLER's or EOGM's ownership or operation of the Property before the Effective Date, except those arising out of, resulting from or incidental to the obligations assumed by BUYER under the other provisions of this Agreement, and (b) any and all third party Claims for loss or damage to property or injury to or death of persons arising out of the operation of the Property during the period from the Effective Date to the Closing. The foregoing indemnity shall not apply to any Claims covered by the provisions of Sections 5.2 or 5.3.

ARTICLE 10. TAXES AND EXPENSES.
            ------------------

     10.1 Recording Expenses.  BUYER shall pay all costs of recording and filing
          ------------------
the Assignment and Bill of Sale for the Property, all state and federal transfer and assignment documents, and all other instruments.

     10.2 Ad Valorem, Real Property and Personal Property Taxes.  All Ad Valorem
          -----------------------------------------------------
Taxes, Real Property Taxes, Personal Property Taxes, and similar obligations ("Property Taxes") on the Property are SELLER's and EOGM's obligation for periods before the Effective Date and BUYER's obligation for periods after the Effective Date. If Property Taxes for the current tax year have not been assessed and paid as of the Closing Date, the BUYER shall file all required reports and returns incident to the Property Taxes and pay the Property Taxes for the current tax year and subsequent periods. The SELLER will reimburse the BUYER promptly for the SELLER's and EOGM's proportionate share of these taxes, prorated as of the Effective Date, upon receipt of evidence of the BUYER's payment of the taxes. If Property Taxes for the current tax year have been assessed and paid as of the Closing Date, the BUYER will reimburse the SELLER and EOGM for its proportionate share of these taxes, prorated as of the Effective Date. SELLER shall furnish to BUYER upon request any information in SELLER's possession regarding the Property to assist BUYER in its preparation and filing of all required reports and returns incident to the Property Taxes for the current tax year.

     10.3 Severance Taxes.  SELLER shall bear and pay all severance or other
          ---------------
taxes measured by Hydrocarbon production from the Property, or the receipt of proceeds therefrom, to the extent attributable to production from the Property before the Effective Date. SELLER shall withhold and pay (or cause EOGM or the first purchaser to withhold and pay) on behalf of BUYER all such taxes on production from the Property between the Effective Date and the Closing Date. Subject to the obligations of SELLER under the preceding sentence, BUYER shall bear and pay all such taxes on production from the Property on and after the Effective Date. If either party pays taxes owed by the other, upon receipt of evidence of payment, the nonpaying party will reimburse the paying party promptly for its proportionate share of such taxes.

     10.4 Tax Reporting.  SELLER and BUYER agree that this transaction is not
          -------------
subject to the reporting requirement of Section 1060 of the Internal Revenue Code of 1986, as amended, and that, accordingly, IRS Form 8594, Asset Acquisition Statement, is not required and will not be filed for this transaction. If the parties mutually agree that a filing of Form 8594 is required, the parties will confer and cooperate in the preparation and filing of their respective forms to reflect a consistent reporting of the agreed upon allocation of the value of the Property.

     10.5 Sales Taxes.  The Purchase Price is exclusive of any applicable sales
          -----------
tax. In the event any sales tax is due in connection with the transactions contemplated by this Agreement, BUYER shall be responsible for the same and indemnify SELLER and EOGM against the same.

ARTICLE 11. INTERIM OPERATION OF THE PROPERTY
            ---------------------------------

     11.1 Operations by SELLER and EOGM. During the period between the Effective
          -----------------------------
Date to the date this Agreement is executed (the "First Interim Period"), SELLER and EOGM have operated the portion of the Property operated by each, and SELLER and EOGM shall continue to operate such portion of the Property during the period between the date this Agreement is executed and the Closing Date (the "Second Interim Period"), but SELLER has no obligation to operate the Property after the Second Interim Period. Subject to the provisions of Sections 11.2 and 11.3, SELLER and EOGM have operated such portion of the Property during the First Interim Period and shall operate such portion of the Property during the Second Interim Period as a reasonably prudent operator and in a manner consistent with generally accepted industry practices. SELLER makes no representation or warranty that BUYER will become operator of any portion of the Property, as that matter is controlled by the applicable operating agreements and governmental regulatory requirements. On or before the Closing, SELLER shall take all actions reasonably necessary for its resignation as operator of the portion of the Property currently operated by SELLER.

     11.2 BUYER's Approval.  In conducting operations during the Second Interim
          ----------------
Period, SELLER shall, except for emergency action taken in the face of serious risk of life, property or the environment, (i) obtain BUYER's prior written approval of all expenditures and proposed contracts and agreements, or amendments to existing contracts and agreements relating to the Property that involve individual commitments of more than $25,000; (ii) consult with and advise BUYER regarding all material matters concerning the operation, management and administration of the Property; and (iii) obtain BUYER's written approval before voting under any operating, unit, joint venture or similar agreement. SELLER shall notify BUYER of any emergency action taken, and to the extent reasonably practicable, obtain BUYER's prior approval of such actions.

     11.3 Marketing of Production.  For that portion of the Property operated by
          -----------------------
SELLER or EOGM, during the First Interim Period SELLER and EOGM have continued and during the Second Interim Period will continue to market production, disburse proceeds of production, bill and collect amounts due from the non-operating interest owners, and pay delay rentals, minimum royalties, shutin royalties and other lease payments in accordance with SELLER's or EOGM's past practices. SELLER may set the rates of production of such wells in accordance with its customary practices.

     11.4 Saltwater Disposal Matter.  SELLER shall consult with BUYER with
          -------------------------
respect to the terms of the agreement (the "Saltwater Disposal Agreement") that SELLER is negotiating with Lura Ward Sawyer, Trustee of the Lura Ward Sawyer Residuary Trust, Lura Ward Sawyer, Trustee of the Lura Ward Sawyer Marital Deduction Trust, Sarah Sawyer Neely, Edwin E. Sawyer III, Jane Sawyer Davis and Molly Sawyer Campbell (collectively, the "Sawyer Group"), concerning the disposal of saltwater into an injection well.

ARTICLE 12. MISCELLANEOUS
            -------------

     12.1 Production and Gathering Imbalances.  If there are any production or
          -----------------------------------
gathering imbalances relating to the Property (including, but not limited to production and gathering imbalances set forth in Schedule 3.3.5), SELLER transfers all imbalances as of the Effective Date to BUYER. BUYER and SELLER hereby agree that if SELLER is in fact underproduced as of the Effective Date, the Purchase Price will be increased by $1.25 for each thousand cubic feet (Mcf) that SELLER is underproduced (with respect to production imbalances and/or gathering imbalances). BUYER and SELLER hereby agree that if SELLER is in fact overproduced as of the Effective Date, the Purchase Price will be decreased by $1.25 for each thousand cubic feet (Mcf) that SELLER is overproduced (with respect to production imbalances and/or gathering imbalances).

     12.2 Press Releases.  The parties agree that prior to making any public
          --------------
announcement or statement with respect to the transactions contemplated by this Agreement, the party desiring to make such public announcement or statement shall consult with the other parties hereto and exercise their best good faith efforts to (i) agree upon the text of a joint public announcement or statement to be made by both of such parties or (ii) obtain approval of the other parties hereto to the text of a public announcement or statement to be made solely by SELLER or BUYER, as the case may be; provided, however, if SELLER or BUYER is required by law to make such public announcement or statement, then the same may be made without the approval of the other party, and provided further that neither party will publicly announce the Purchase Price within sixty (60) days after the Closing unless required by law. The opinion of counsel of either party shall be conclusive evidence of such requirement by law.

     12.3 Notices. All notices under this Agreement must be in writing. Any
          -------
notice under this Agreement may be given by personal delivery, facsimile transmission, U.S. mail (postage prepaid), or commercial delivery service, and will be deemed duly given when received by the party charged with such notice and addressed as follows:

SELLER:      ENRON OIL & GAS COMPANY        BUYER:     MEDALLION PRODUCTION
- ---------    4000 North Big Spring Street   ---------  COMPANY
             Suite 500                                 7130 South Lewis Avenue
             P. O. Box 2267                            Suite 700
             Midland, Texas 79702                      Tulsa, Oklahoma 74136
             Attn: Frank C. Estep                      Attn: W. E. Warnock, Jr.
             FAX: (915) 686-3773                       FAX: (918) 488-8182

EOGM:        ENRON OIL & GAS MARKETING, INC.
- -----        1400 Smith Street
             Suite 2344
             P.O. Box 4362
             Houston, Texas 77210-4362
             Attn: Andrew N. Hoyle
             FAX: (713) 646-2113

Any party, by written notice to the other, may change the address or the individual to which or to whom notices are to be sent under this Agreement.

     12.4 Hart-Scott-Rodino Act.  This Agreement is subject in all respects to
          ---------------------
and conditioned upon compliance by the parties with Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the"Hart-Scott-Rodino Act"), and rules and regulations promulgated pursuant thereto, to the extent that said act, rules and regulations are applicable to the transaction contemplated by this Agreement. BUYER and SELLER have made such filings with and provided such information to the Federal Trade Commission and the Department of Justice with respect to the transaction contemplated by this Agreement as are required in connection with the Hart-Scott-Rodino Act.

     12.5 Entirety of Agreement; Amendment.  This Agreement constitutes the
          --------------------------------
entire understanding between the parties with respect to the subject matter hereof, superseding all negotiations, prior discussions, representations, and prior agreements and understandings relating to such subject matter. This Agreement may be amended, modified, and supplemented only in a writing duly executed by BUYER and SELLER.

     12.6 Successors and Assigns.  This Agreement binds and inures to the
          ----------------------
benefit of the parties hereto and their respective permitted successors and assigns, and nothing contained in this Agreement, express or implied, is intended to confer upon any other person or entity any benefits, rights, or remedies. Except as provided in Section 12.6 and Section 1.4, no party may assign any of its rights or obligations under this Agreement prior to the Closing without the prior written consent of the other party, which consent may be given or withheld in such party's sole discretion.

No permitted assignment by a party of its rights or obligations under this Agreement shall release such party from its obligations hereunder.

     12.7   GOVERNING LAW.  THIS AGREEMENT IS GOVERNED BY AND MUST BE CONSTRUED
            -------------
IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY
CONFLICTS-OF-LAW RULE OR PRINCIPLE THAT MIGHT APPLY THE LAW OF ANOTHER JURISDICTION.

     12.8   Sale of Property.  BUYER or its designee pursuant to Section 1.4 may
            ----------------
freely sell or assign all or portions of the Property without SELLER's consent after the Closing. Nevertheless, if BUYER or its designee pursuant to Section
1.4 sells or assigns all or a portion of the Property to a subsequent purchaser, this Agreement and all rights and obligations under this Agreement will remain in effect between BUYER and SELLER as to all of the Property, notwithstanding such sale or assignment.

     12.9   Exhibits.  The Exhibits attached to this Agreement are incorporated
            --------
into and made a part of this Agreement. In the event of a conflict between the provisions of the Exhibits or the executed Assignments and Bills of Sale and the foregoing provisions of this Agreement, the provisions of the Exhibits and the executed Assignments and Bills of Sale take precedence over the foregoing provisions of this Agreement. In the event of a conflict between the provisions of the pro forma Assignments and Bills of Sale attached to this Agreement as Exhibits E-l and E-2 and the executed Assignments and Bills of Sale, the provisions of the executed Assignments and Bills of Sale take precedence.

     12.10  Litigation Costs.  If any party hereto should hereafter institute
            ----------------
litigation against any other party hereto alleging that such other party has breached this Agreement or any agreement or other instrument attached hereto or delivered pursuant hereto, the nonprevailing party or parties (whether plaintiff or defendant) in such action shall reimburse the prevailing party or parties for the prevailing party's or parties' reasonable attorneys' fees, witness fees, court costs and all other costs in connection with such litigation.

     12.11  General. References in this Agreement to Articles, Sections,
            -------
subsections, Exhibits and Schedules shall be deemed to refer to articles, Sections and subsections of and Exhibits and Schedules to this Agreement except as provided otherwise in this Agreement. As used in this

Agreement, "person" means any natural person or corporation, partnership, limited liability company, trust, estate, governmental unit or other entity.

     12.12  Texas Deceptive Trade Practices Act Waiver.  BUYER represents and
            ------------------------------------------
warrants to SELLER that BUYER: (a) is acquiring the Property for commercial or business use, (b) has assets of $25,000,000 or more or is owned or controlled by a corporation or entity with assets of $25,000,000 or more, and (c) has knowledge and experience in financial and business matters that enable it to evaluate the merits and risks of the transactions contemplated by this agreement and is not in a significantly disparate bargaining position with respect to SELLER.

MOREOVER, BUYER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY AND ALL RIGHTS OR REMEDIES THAT IT MAY HAVE UNDER THE DECEPTIVE TRADE PRACTICES -- CONSUMER PROTECTION ACT OF THE STATE OF TEXAS, BUSINESS AND COMMERCE CODE SECTION 17.41 THROUGH SECTION 17.63 (OTHER THAN SECTION 17.555).

     The authorized representatives of SELLER, EOGM and BUYER sign below indicating their agreement to the terms of this Agreement on March 30, 1996.


SELLER:                           BUYER:

ENRON OIL & GAS COMPANY           MEDALLION PRODUCTION COMPANY


By:  \s\ Lewis P. Chandler, Jr.   By:  \s\ David M. Harber
     --------------------------        -------------------
Name:  Lewis P. Chandler, Jr.     Name: David M. Harber
Title:   Sr. Vice President, Law  Title:  Vice President-Engineering and
                                          Acquisitions

ENRON OIL & GAS MARKETING, INC.


By: \s\ Andrew N. Hoyle
    -------------------
Name:  Andrew N. Hoyle
Title:  Vice President - Marketing

     The following schedules have been omitted, and the Registrant agrees to furnish supplementally a copy of any such omitted schedule to the Securities and Exchange Commission upon its request:

        Exhibits

          A      Leases, Compressors, Personal Property, Easements,
                 Right-of-Ways, Surface Leases, Related Contracts and Lands
          B      Gas Gathering and Pipeline Systems
          C      Warranted Property
          D      Nonforeign Affidavit
          E      Assignments and Bill of Sales
          F      Transition Services Agreement
          G      Section 29 Tax Credit Wells
          H      Severance Tax Exemption Wells

        Schedules

          1.2.6  Reserved Overriding Royalty Interest
          1.2.7  Schedule 1.2.7 Equipment
          3.3.3  Permits
          3.3.5  Production Imbalances
          3.3.9  Preferential Rights to Purchase and Consents to Assign
          3.3.10 Suspense of Revenue Distribution
          3.3.13 Removed Equipment